For More Information:	PRESS RELEASE
Gary F. Hoskins, CFO
(704) 884-2263
gary.hoskins@citizenssouth.com

FOR IMMEDIATE RELEASE

CITIZENS SOUTH BANKING CORPORATION ANNOUNCES
THIRD QUARTER RESULTS

GASTONIA, NC, October 19, 2009 ..  .  .  .  . Citizens South Banking Corporation (NASDAQ: CSBC), the holding company for Citizens South Bank, announced financial results for the third quarter ended September 30, 2009.  The Company reported a net loss of $759,000, or $0.10 per diluted share, for the quarter ended September 30, 2009, compared to net income of $822,000, or $0.11 per diluted share, for the quarter ended September 30, 2008.  The decline in earnings was primarily due to an increase in the provision for loan losses, which amounted to $4.0 million for the third quarter of 2009.  Kim S. Price, President and CEO, stated, “Given the state of the overall economy in the Charlotte Region, we have prudently and conservatively set aside an elevated provision for loan losses against our loan portfolio.   While we have recently seen signs of some improvement in the housing market, unemployment levels in the region remain high and we believe it is in our stockholders’ best interest to protect our balance sheet with these higher levels of reserves.”

Price continued, “We are fortunate that our long history of profitability and our “well capitalized” status affords us the flexibility to create these protections.  Our core earnings engine remains strong and is bolstered by an expanding net interest margin.  While we are encouraged by recent signs of an improving housing market and slightly improving employment rates, we think cautious optimism is warranted.”

Third Quarter 2009 Financial Highlights:

Credit Quality

The continued softening in the Charlotte Regional real estate market has resulted in increased levels of delinquent loans resulting in credit quality ratios that remain above the Company’s historical averages.   President Price commented, “With the recent completion of our normal regulatory examination, we are confident that our levels of non-performing assets are manageable, and continue to compare favorably with industry peers.” During the third quarter of 2009, nonperforming assets, which include nonperforming loans and other real estate owned, increased by $1.6 million to $14.1 million, or 1.72% of total assets at September 30, 2009, as compared to $12.5 million, or 1.49% of total assets, at June 30, 2009, and $4.5 million, or 0.55% of total assets at September 30, 2008.  Due to the general weakness in the economy and an increase in the Company’s nonperforming loans, the Company’s provision for loan losses increased to $4.0 million during the third quarter of 2009 as compared to $2.0 million during the second quarter of 2009 and $720,000 during the third quarter of 2008.  At September 30, 2009, the Company’s allowance for loan losses amounted to $9.5 million, or 1.54% of total loans, as compared to $8.7 million, or 1.38% of total loans at June 30, 2009, and $7.0 million, or 1.12% of total loans at September 30, 2008.  Net charge-offs for the third quarter totaled $3.2 million, or 0.51% of average loans.

Net Interest Margin

The Company’s net interest margin was 3.03% for the third quarter of 2009, as compared to 2.92% for the second quarter of 2009.  This 11 basis point increase in the linked-quarter net interest margin was largely due to a 24 basis point decrease in the Company’s cost of funds.  The Company has been focused on increasing core checking accounts which has contributed to this decrease in cost of funds.  In addition, higher-costing time deposits that matured during the third quarter repriced at lower rates and contributed to the lower cost of funds.

Noninterest Income and Noninterest Expense

Noninterest income for the third quarter of 2009 increased $1.0 million, or 67.62%, as compared to the third quarter of 2008. The Company realized a $952,000 net gain on the sale of assets during the third quarter of 2009 as compared to a net gain of $13,000 during the third quarter of 2008.  In addition, the Company experienced a $46,000 increase in mortgage banking income and a $57,000 increase in service charges on deposits.  Mortgage banking activity increased, primarily due to higher refinancing  as a result of lower market rates for mortgage loans.  Service charges on deposits increased due to the growth in the number and amount of core checking accounts.

Noninterest expense increased by $84,000, or 1.63%, during the comparable third quarter periods.  This increase was primarily due to a $207,000 increase in the Company’s FDIC deposit insurance expense.  Also during the comparable quarters, impairment on securities decreased by $135,000.

Loan Portfolio

A sluggish economy and management’s efforts to reduce exposures in the residential construction and land acquisition and development loan portfolio resulted in a decrease in outstanding loans of $9.9 million during the nine months ended September 30, 2009.  Management expects that these efforts will continue and that loan demand will remain soft throughout 2009.  However, the Company expects to extract market share gains in selective loan categories as a result of market disruptions stemming from a number of recently completed and announced mergers in the Charlotte market and with the Company’s expansion directly into the Mecklenburg County, North Carolina market.

Deposit Portfolio

Total deposits increased by $20.1 million, or 3.5%, during the first nine months of 2009 to $601.6 million at September 30, 2009.  This growth was driven by demand deposit accounts which increased by $25.1 million, or 20.43%, to $147.8 million at September 30, 2009.  This strong growth was caused in part by positive publicity that the Company received during the first quarter of 2009 relating to our nationally recognized program for utilization of TARP funds for low interest mortgage loans.  The strong growth was also partly attributable to retail and commercial demand deposit account incentives, enhanced treasury management services, and increased market share due to merger disruptions of competitors.

Capital
Despite the weak economic conditions that our industry is facing, the Company’s capital position continues to be a source of strength during these uncertain times.  The Bank’s capital ratios continue to exceed all regulatory measures and the Bank is considered “well-capitalized” for regulatory purposes.  The Company’s capital ratio improved to 12.67% at September 30, 2009, compared to 12.45% at June 30, 2009, and 10.06% at September 30, 2008.   Mr. Price commented, “Despite our strong capital position, last week the Company announced that it had filed a registration statement to sell approximately $30 million in common stock.  Our Board of Directors elected to raise additional capital in order to repay the $20.5 million in TARP proceeds received from the U.S. Treasury Department last year and to pursue additional growth and acquisition opportunities that may become available.”

About Citizens South Banking Corporation

Headquartered in Gastonia, North Carolina, Citizens South Bank was founded in 1904.  Deposits are FDIC insured up to applicable regulatory limits.  At September 30, 2009, the Bank had approximately $820.6 million in assets with 16 full-service offices in the Charlotte region, including Gaston, Iredell, Rowan, Mecklenburg, and Union counties in North Carolina, and York County, South Carolina.  Citizens South Bank is an Equal Housing Lender and Member, FDIC.  The Bank is a wholly-owned subsidiary of Citizens South Banking Corporation, and shares of the common stock of the Company trade on the NASDAQ Global Market under the ticker symbol “CSBC”.  The Company maintains a website at www.citizenssouth.com that includes information on the Company, along with a list of products and services, branch locations, current financial information, and links to the Company’s filings with the SEC.

Forward-looking Statements

This news release contains certain forward-looking statements which include, but are not limited to, statements of our earnings expectations, statements regarding our operating strategy, and estimates of our future costs and benefits.   These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Forward-looking statements speak only as of the date they are made and the Company is under no duty to update these forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements or to reflect the occurrence of unanticipated events. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.  Factors that could cause such a difference include, but are not limited to, changes in general economic conditions – either locally or nationally, competition among depository and financial institutions, the continuation of current revenue and expense trends, significant changes in interest rates, unforeseen changes in the Company’s markets, and legal, regulatory, or accounting changes.  The Company's reports filed from time to time with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2008, describe some of these factors.

-END-

Important Tables Follow

# # #

Citizens South Banking Corporation
Quarterly Financial Highlights (Unaudited)

Summary of Operations:

	2009			2008
	At and for the quarters ended

	September 30	June 30	March 31	December 31	September 30
(Dollars in Thousands, Except per Share Data)

Summary of Operations:

Interest income – taxable equivalent	$9,620	$9,820	$9,829	$10,480	$10,940
Interest expense	3,947	4,346	4,702	5,172	5,424
Net interest income – taxable equivalent	5,673	5,474	5,127	5,308	5,516
Less: Taxable equivalent adjustment	139	142	144	134	134
Net interest income	5,534	5,332	4,983	5,174	5,382
Provision for loan losses	3,975	1,950	900	1,460	720
Net interest income after provision for loan losses	1,559	3,382	4,083	3,714	4,662
Noninterest income	2,501	2,016	1,249	1,254	1,492
Noninterest expense	5,229	5,239	4,937	4,496	5,145
Income (loss) before income taxes	(1,169)	159	395	472	1,009
Income tax (benefit) expense	(672)	(155)	(61)	(9)	187
Net income (loss)	(497)	314	456	481	822
Preferred stock dividend and discount on preferred stock	262	259	253	54	-
Net income (loss) available to common stockholders	$(759)	$55	$203	$427	$822

Per Common Share Data:

Net income:
Basic	$(0.10)	$0.01	$0.03	$0.06	$0.11
Diluted	(0.10)	0.01	0.03	0.06	0.11

Weighted average shares outstanding:
Basic	7,419,206	7,404,218	7,392,742	7,361,434	7,358,086
Diluted	7,419,206	7,404,218	7,392,742	7,379,466	7,386,513

End of period shares outstanding	7,526,854	7,526,854	7,515,957	7,515,957	7,516,816

Cash dividends declared	$0.04	$0.04	$0.04	$0.085	$0.085

Book value	11.08	11.11	11.19	11.21	11.02
Tangible book value	7.06	7.07	7.14	7.15	6.84

End of Period Balances:

Total assets	$820,608	$836,283	$851,390	$817,213	$823,030
Loans, net of deferred fees	616,793	629,962	635,008	626,688	628,496
Investment securities	90,174	97,452	114,933	109,180	107,522
Interest-earning assets	734,938	751,733	765,747	733,448	732,683
Deposits	601,614	616,233	628,571	581,488	584,928
Stockholders’ equity	103,990	104,158	104,663	104,720	82,827

Quarterly Average Balances:

Total assets	$831,268	$841,169	$829,319	$820,166	$817,613
Loans, net of deferred fees	624,112	635,645	626,722	627,888	615,755
Investment securities	94,674	107,140	110,502	108,146	116,269
Interest-earning assets	741,974	751,381	740,404	733,858	724,949
Deposits	609,243	616,926	593,166	579,967	581,162
Stockholders’ equity	103,913	104,813	104,884	88,498	82,478

Financial Performance Ratios:

Return on average assets (annualized)	(0.36)%	0.03%	0.10%	0.21%	0.40%
Return on average common equity (annualized)	(3.61)	0.26	0.98	1.92	3.97
Return on tangible common equity (annualized)	(6.77)	1.48	2.88	3.39	8.45
Noninterest income to average total assets (annualized)	1.20	0.96	0.60	0.61	0.73
Noninterest expense to average total assets (annualized)	2.52	2.49	2.39	2.19	2.52
Efficiency ratio	65.08	71.29	79.22	69.94	74.85

Citizens South Banking Corporation
Quarterly Financial Highlights - continued (Unaudited)

	2009			2008
	At and for the quarters ended

	September 30	June 30	March 31	December 31	September 30
(Dollars in Thousands, Except per Share Data)

Net Interest Margin (annualized):

Yield on earning assets	5.13%	5.26%	5.38%	5.67%	5.99%
Cost of funds	2.30	2.54	2.90	3.02	3.13
Net interest spread	2.83	2.72	2.48	2.65	2.86
Net interest margin (1)	3.03	2.92	2.81	2.84	3.02

Credit Quality Information and Ratios:

Allowance for loan losses – beginning of period	$8,685	$8,730	$8,026	$7,027	$6,757
Add: Provision for loan losses	3,975	1,950	900	1,460	720
Less: Net charge-offs	3,161	1,995	196	461	450
Allowance for loan losses – end of period	9,499	8,685	8,730	8,026	7,027

Nonperforming loans	10,698	10,360	6,267	3,032	3,335
Other real estate owned (OREO)	3,444	2,111	1,672	2,601	1,214
Nonperforming assets	14,142	12,471	7,939	5,633	4,549

Allowance for loan losses to total loans	1.54%	1.38%	1.37%	1.28%	1.12%
Net charge-offs to average loans	0.51	0.32	0.03	0.07	0.07
Nonperforming loans to total loans	1.73	1.64	0.98	0.48	0.53
Nonperforming assets to total assets	1.72	1.49	0.93	0.69	0.55
Nonperforming assets to total loans and OREO	2.28	1.97	1.25	0.89	0.72

Capital Ratios:

Tangible common equity ratio	6.72%	6.61%	6.54%	6.82%	6.94%
Average equity to average total assets	12.50	12.46	12.65	10.79	10.09
Equity to assets at period end	12.67	12.45	12.29	12.81	10.06

(1)	Net interest margin is calculated on a fully tax equivalent basis

 Citizens South Banking Corporation
Condensed Consolidated Statements of Financial Condition

	September 30, 2009	December 31, 2008
(Dollars in thousands except per share data)	(unaudited)

ASSETS

Cash and due from banks	$9,846	$9,444
Interest-earning bank balances	35,650	613
Cash and cash equivalents	45,496	10,057
Investment securities available-for-sale, at fair value	79,112	109,180
Investment securities held to maturity, at amortized cost	11,062	-
Loans receivable, net of deferred fees	616,793	626,688
Allowance for loan losses	(9,499)	(8,026)
Loans, net	607,294	618,662
Other real estate owned	3,444	2,601
Premises and equipment, net	15,367	16,834
Accrued interest receivable	2,317	2,609
Federal Home Loan Bank stock, at cost	4,149	4,793
Bank owned life insurance	17,341	16,813
Intangible assets	30,282	30,525
Other assets	4,744	5,139

Total assets	$820,608	$817,213

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand deposit accounts	$147,796	$122,731
Money market deposit accounts	115,727	103,271
Savings accounts	10,999	10,708
Time deposits	327,092	344,778
Total deposits	601,614	581,488
Borrowed money	110,711	124,365
Other liabilities	4,293	6,640
Total liabilities	716,618	712,493

Stockholders' Equity
Preferred stock, $0.01 par value, 1,000,000 shares authorized,
20,500 shares issued and outstanding at September 30, 2009 and
December 31, 2008	20,569	20,507
Common stock, $0.01 par value, 20,000,000 shares authorized,
9,062,727 shares issued at June 30, 2009 and
December 31, 2008; 7,526,854 shares outstanding at September 30, 2009
and 7,515,957 shares outstanding at December 31, 2008	48,587	48,099
Retained earnings, substantially restricted	34,270	36,089
Accumulated other comprehensive income	564	25
Total stockholders’ equity	103,990	104,720

Total liabilities and stockholders’ equity	$820,608	$817,213

Citizens South Banking Corporation
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
(Dollars in thousands except per share data)

Interest Income
Loans and loan fees	$8,376	$9,415	$25,176	$28,160
Investment securities	1,077	1,377	3,623	3,952
Interest-bearing deposits	28	13	46	149
Total interest income	9,481	10,805	28,845	32,261

Interest Expense
Deposits	2,791	3,997	9,515	13,397
Borrowed funds	1,156	1,426	3,480	3,783
Total interest expense	3,947	5,423	12,995	17,180

Net interest income	5,534	5,382	15,850	15,081
Provision for loan losses	3,975	720	6,825	1,815
Net interest income after provision for loan losses	1,559	4,662	9,025	13,266

Noninterest Income
Service charges on deposit accounts	859	802	2,427	2,256
Mortgage banking income	215	169	975	650
Other loan fees	36	84	175	296
Dividends on FHLB stock	-	40	-	168
Increase in cash value of bank-owned life insurance	202	195	570	571
Net gain on sale of assets	952	13	1,016	275
Other noninterest income	237	189	603	549
Total noninterest income	2,501	1,492	5,766	4,765

Noninterest Expense
Compensation and benefits	2,570	2,553	7,588	7,601
Occupancy and equipment expense	632	662	1,958	2,012
Professional fees	233	200	707	639
Amortization of intangible assets	81	126	243	402
FDIC deposit insurance	232	25	825	58
Valuation adjustment on other real estate owned	-	-	175	-
Restructuring expenses	-	-	-	220
Impairment of securities	333	468	547	468
Other noninterest expense	1,148	1,111	3,362	3,330
Total noninterest expense	5,229	5,145	15,405	14,730

Net income (loss) before income taxes	(1,169)	1,009	(614)	3,301
Income tax expense (benefit)	(672)	187	(887)	647

Net income (loss)	(497)	822	273	2,654
Preferred stock dividend and discount on preferred stock	262	-	774	-

Net income (loss) available to common stockholders	$(759)	$822	$(501)	$2,654

Net income (loss) per common share:
Basic	$(0.10)	$0.11	$(0.07)	$0.36
Diluted	$(0.10)	$0.11	$(0.07)	$0.36

Weighted average common shares outstanding:
Basic	7,419,206	7,358,086	7,405,199	7,380,236
Diluted	7,419,206	7,386,513	7,405,199	7,414,274